                                                     Registration No. 333-

     As filed with the Securities and Exchange Commission on September 22, 1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ----------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            SCC COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                       84-0796285
   (State or other juris-                             (I.R.S. Employer
  diction of incorporation                           Identification No.)
       or organization)

                                6285 LOOKOUT ROAD
                             BOULDER, COLORADO 80301
          (Address, including zip code of Principal Executive Offices)

               SCC COMMUNICATIONS CORP. 1998 STOCK INCENTIVE PLAN
              SCC COMMUNICATIONS CORP. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                       MR. GEORGE K. HEINRICHS, PRESIDENT
                            SCC COMMUNICATIONS CORP.
                                6285 LOOKOUT ROAD
                             BOULDER, COLORADO 80301
                                 (303) 581-5600
                      (Name, address and telephone number,
                   including area code, of agent for service)
                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                         Proposed                Proposed
  Title of each class of                                  maximum                 maximum                Amount of
     securities to be            Amount to be       offering price per      aggregate offering          registration
        registered                registered              share(1)                 price                     fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value per
share                          2,101,055 shares           $6.9375              $14,576,069                  $4,300
========================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low selling prices reported on the Nasdaq National Market on September 17, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

                  (a) the Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act on June 26, 1998 (File No. 333-49767);

                  (b) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under the Exchange Act on Form 8-A (File No. 000- 29678), including any amendment or report filed for the purpose of updating such description.

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed Incorporated Document or in any prospectus or prospectus supplement modifies or supersedes such statement.


ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The legality of the shares of the Registrant's common stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Ireland, Stapleton, Pryor & Pascoe, P.C. As of August 24, 1998, a member of such firm was the beneficial owner (for purposes of the Exchange Act) of 100 shares of the Registrant's common stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law (the "DGCL") permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. The Registrant's Bylaws include provisions to require the Registrant to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, including circumstances in which indemnification is otherwise discretionary; the Bylaws further permit the Registrant to indemnify other officers, employees and agents as permitted by the DGCL. The Registrant has entered into indemnification agreements with each of its directors and officers to effect such indemnification obligations. In addition, the Registrant maintains directors' and officers' liability coverage to insure its indemnification of its directors and officers.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


ITEM 8.           EXHIBITS.

          3.1 Form of Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49767)).

          3.2     Form of Restated Bylaws (incorporated by reference from
                  Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49767)).

          4.1 Form of stock certificate (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49767)).

          4.2 SCC Communications Corp. 1998 Stock Incentive Plan (incorporated by reference from Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49767)).

          4.3     Form of Incentive Stock Option Agreement.

          4.4     Form of Non-Qualified Stock Option Agreement.

          4.5 SCC Communications Corp. 1990 Stock Option Plan (incorporated by reference from Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49767)).

          4.6 SCC Communications Corp. Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49767)).

          5.1 Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. regarding the legality of the Common Stock being registered.

         23.1     Consent of Arthur Andersen LLP.

         23.2 Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1).

         24.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").

ITEM 9.           UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

                  a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information.

                  b. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  d. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  e. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  f. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on September 22, 1998.


                                       SCC COMMUNICATIONS CORP.


                                       By:   /S/  GEORGE K. HEINRICHS
                                             ------------------------
                                             George K. Heinrichs,
                                             President and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

              The undersigned directors and/or officers of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint George K. Heinrichs or Nancy K. Hamilton, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

              PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         Signatures                                    Title                                  Date
         ----------                                    -----                                  ----


 /s/ GEORGE K. HEINRICHS                    President, Chief Executive Officer           September 22, 1998
----------------------------                and Director (Principal Executive
     George K. Heinrichs                    Officer)

 /s/ NANCY K. HAMILTON                      Chief Financial Officer and Senior           September 22, 1998
----------------------------                Vice President (Principal Financial
     Nancy K. Hamilton                      and Accounting Officer)

 /s/ JOHN J. SIMS                           Chief Operating Officer                      September 22, 1998
----------------------------
     John J. Sims

 /s/ JOHN G. HILL                           Director                                     September 22, 1998
----------------------------
     John G. Hill


 /s/ DARRELL A. WILLIAMS                    Director                                     September 22, 1998
--------------------------
     Darrell A. Williams

 /s/ DAVID KRONFELD                         Director                                     September 22, 1998
--------------------------
     David Kronfeld

                                 EXHIBIT INDEX

       Exhibit
         No.                               Description
       -------                             -----------
          3.1 Form of Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49767)).

          3.2     Form of Restated Bylaws (incorporated by reference from
                  Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49767)).

          4.1 Form of stock certificate (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49767)).

          4.2 SCC Communications Corp. 1998 Stock Incentive Plan (incorporated by reference from Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49767)).

          4.3     Form of Incentive Stock Option Agreement.

          4.4     Form of Non-Qualified Stock Option Agreement.

          4.5 SCC Communications Corp. 1990 Stock Option Plan (incorporated by reference from Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49767)).

          4.6 SCC Communications Corp. Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49767)).

          5.1 Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. regarding the legality of the Common Stock being registered.

         23.1     Consent of Arthur Andersen LLP.

         23.2 Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1).

         24.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").